As filed with the Securities and Exchange Commission on July 11, 2025

Registration No. 333-287172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	65-0039856
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(561) 682-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leah E. Hutton

Senior Vice President and Deputy General Counsel

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(561) 614-2052

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Berkery, Esq.

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 506-2552

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

ONITY GROUP INC.

2,111,787 Shares of Series B Perpetual Preferred Stock

This prospectus relates to the resale by the selling stockholders named herein (the “Selling Stockholders”) of up to 2,111,787 shares (the “Shares”) of Series B Perpetual Preferred Stock (the “Series B Preferred Stock”) of Onity Group Inc. (“Onity,” the “Company,” “we,” “us,” or “our”) that were issued as consideration for the Company’s acquisition of all of the assets of Mortgage Assets Management, LLC, including reverse mortgage loans, mortgage servicing rights and cash.

The Series B Preferred Stock ranks senior to our common stock with respect to dividend rights and distribution rights upon our liquidation, dissolution or winding up. Holders of Series B Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 7.875% per annum of the $25.00 liquidation preference per share through November 1, 2029, after which time the rate will increase by 2.5% of the liquidation preference annually up to a maximum rate of 15.0% per annum. Dividends on the Series B Preferred Stock are payable quarterly in arrears on the 15th of March, June, September and December of each year.

If the Company is liquidated, dissolved or wound up, holders of the Shares will be entitled to receive a liquidation preference of $25.00 per share plus accrued and unpaid dividends thereon before any distribution or payment is made to holders of our common stock or any other class or series of the Company’s capital stock ranking junior to the Series B Preferred Stock, subject to the proportionate rights of each other series or class of the Company’s capital stock which ranks on a parity with the Series B Preferred Stock. No such junior or parity stock exists as of the date hereof.

On and after September 15, 2028, the Company may, at its option, redeem the Shares, in whole or in part, for cash at a redemption price equal to the liquidation preference of the Shares to be redeemed, plus an amount equal to all accumulated and unpaid dividends thereon. Upon the occurrence of a “Change of Control” (as defined herein), each holder of Shares shall have the right to require that the Company or the acquiring or surviving entity purchase all or a portion of such holder’s Shares at a purchase price equal to 100.0% of the liquidation preference plus all accrued and unpaid dividends thereon. Holders of the Series B Preferred Stock have no voting rights except in certain limited circumstances as described in this prospectus.

Our registration of the resale of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in public or private transactions either directly or through underwriters, broker-dealers or agents at fixed or negotiated prices or, if the Shares become listed or quoted or any securities exchange or quotation service or trade in the over-the-counter market, at prevailing market prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 19. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders.

If any of the Selling Stockholders offers and sells its Shares pursuant to the registration statement of which this prospectus forms a part at any time prior to the time the Series B Preferred Stock is listed on a securities exchange or in an underwritten offering at any time whether or not the Series B Preferred Stock is listed on a securities exchange, the specific terms of such offering will be set forth in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Shares. If any of the Selling Stockholders offers and sells its Shares at any time after the Series B Preferred Stock is listed on a securities exchange, the Selling Shareholders expect that the offer and sale prices for such Shares will be based upon prevailing market prices for the Shares and, in such instances other than in connection with an underwritten offering, a supplement to this prospectus may not be used in connection with such offers and sales unless required by law.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our Series B Preferred Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and under the caption “Risk Factors” in the documents incorporated by reference in this prospectus for a discussion of certain risks that should be considered in connection with an investment in the Series B Preferred Stock.

As of the date of this prospectus, the Series B Preferred Stock is not listed or quoted on any stock exchange or any nationally recognized trading system and no market currently exists for the Series B Preferred Stock. We intend to apply to list the Shares on the New York Stock Exchange if and when the Shares meet the eligibility criteria for such listing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025.

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus authorized by us. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus authorized by us. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and any applicable prospectus supplement and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any applicable prospectus supplement must inform themselves about, and observe any restrictions relating to, the offer and sale of the Shares and the distribution of this prospectus outside the United States. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus and any applicable prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under which the Selling Stockholders may offer from time to time up to an aggregate of 2,111,787 Shares of our Series B Preferred Stock in one or more offerings. If required, each time a Selling Stockholder offers its Shares, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Specifically, if any of the Selling Stockholders offers and sells its Shares pursuant to the registration statement of which this prospectus forms a part at any time prior to the time the Series B Preferred Stock is listed on a securities exchange or in an underwritten offering at any time whether or not the Series B Preferred Stock is listed on a securities exchange, the specific terms of such offering will be set forth in one or more supplements to this prospectus. If any of the Selling Stockholders offers and sells its Shares at any time after the Series B Preferred Stock is listed on a securities exchange, the Selling Shareholders expect that the offer and sale prices for such Shares will be based upon prevailing market prices for the Shares and, in such instances other than in connection with an underwritten offering, a supplement to this prospectus may not be used in connection with such offers and sales unless required by law. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information –Information Incorporated by Reference.”

As used in this prospectus and any prospectus supplement, unless the context indicates or otherwise requires, “the Company,” “Onity,” “we,” “us,” or “our” refer to the combined business of Onity Group Inc. and its consolidated subsidiaries.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, including the risks of investing in our Series B Preferred Stock discussed under the heading “Risk Factors,” any applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

About Onity Group Inc.

Onity Group Inc. (NYSE: ONIT) is a financial services company that services and originates both forward and reverse mortgage loans through our primary operating subsidiary, PHH Mortgage Corporation (“PMC”), under the brands PHH Mortgage and Liberty Reverse Mortgage.

We are headquartered in West Palm Beach, Florida with offices and operations in the United States, the United States Virgin Islands, India and the Philippines.

Onity directly or indirectly owns all of the outstanding common stock of its operating subsidiaries, including PMC, Ocwen Financial Solutions Private Limited and Ocwen USVI Services, LLC.

We perform servicing activities related to our own mortgage servicing rights (“MSR”) portfolio and on behalf of other servicers, the largest being MSR Asset Vehicle LLC (“MAV”) and Rithm Capital Corp. (“Rithm”), and investors (primary and master servicing), including the Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively referred to as “GSEs”), the Government National Mortgage Association (“Ginnie Mae”, and together with the GSEs, the “Agencies”) and private-label securitizations. As a subservicer or primary servicer, we may be required to make advances for certain property tax and insurance premium payments, default and property maintenance payments and principal and interest payments on behalf of delinquent borrowers to mortgage loan investors before recovering them from borrowers. Most, but not all, of our subservicing agreements provide for us to be reimbursed for any such advances by the owner of the servicing rights. Advances made by us as primary servicer are generally recovered from the borrower or the mortgage loan investor. As master servicer, we collect mortgage payments from primary servicers and distribute the funds to investors in the mortgage-backed securities. To the extent the primary servicer does not advance the scheduled principal and interest, as master servicer we are responsible for advancing the shortfall, subject to certain limitations.

We source our servicing portfolio through multiple channels, including retail, wholesale, correspondent, flow MSR purchase agreements, the Agency Cash Window programs and bulk MSR purchases. We originate, sell and securitize conventional (conforming to GSE underwriting standards) loans and government-insured (Federal Housing Administration (“FHA”), Department of Veterans Affairs (“VA”) or United States Department of Agriculture (“USDA”)) forward mortgage loans, generally with servicing retained. The GSEs or Ginnie Mae guarantee these mortgage securitizations. We originate and purchase Home Equity Conversion Mortgage (“HECM”) loans, or reverse mortgages, that are mostly insured by the FHA and we are an approved issuer of HECM-Backed Securities (“HMBS”) that are guaranteed by Ginnie Mae.

We had a total of approximately 4,300 employees at December 31, 2024. Approximately 1,000 of our employees were employed in the U.S. and USVI, and approximately 3,300 of our employees were employed in our operations in India and the Philippines. Our operations in India and the Philippines primarily provide internal support services to our loan servicing and originations businesses and our corporate functions.

Our Corporate Information

We are a Florida corporation organized in February 1988. Our executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and the telephone number at our principal executive office is (561) 682-8000. Our website addresses are www.OnityGroup.com, www.PHHMortgage.com, and www.LibertyReverseMortgage.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

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RISK FACTORS

Investing in our Series B Preferred Stock involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

In addition, you should consider the following:

The Series B Preferred Stock is a new issuance and does not have an established trading market, which may negatively affect the market value of the Shares and your ability to transfer or sell your Shares. In addition, the lack of a fixed redemption date for the Series B Preferred Stock will increase your reliance on the secondary market for liquidity purposes.

The Series B Preferred Stock is a new issue of securities with no established trading market. The Series B Preferred Stock is not currently listed on any securities exchange or nationally recognized trading system, including the New York Stock Exchange (“NYSE”), and we will not apply to list the Shares of Series B Preferred Stock on the NYSE unless and until the Series B Preferred Stock meets the listing requirements of the NYSE, which may never occur. Even if the Series B Preferred Stock is eventually listed on the NYSE, an active trading market on the NYSE for the Shares may not develop or, even if it develops, may not last. In addition, since the Series B Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their Shares in the secondary market absent redemption by us. Without an active trading market, the liquidity of the Series B Preferred Stock and your ability to sell your Shares will be limited and the sale price of the Shares could be adversely affected.

The Shares of Series B Preferred Stock represent perpetual equity interests which are subordinated to our debt obligations and other liabilities.

The Shares of Series B Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Stock may be required to bear the financial risks of an investment in the Series B Preferred Stock for an indefinite period of time. In addition, the Series B Preferred Stock are subordinated to all of our existing and future indebtedness and all our other liabilities, including trade payables, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us. The payment of principal and interest on our indebtedness reduces cash available for dividends on our equity securities, including the Series B Preferred Stock.

We may issue a series of preferred stock in the future that ranks senior to or equally with the Series B Preferred Stock with respect to dividends and to distribution rights upon liquidation, which may adversely affect the rights of holders of the Series B Preferred Stock.

In the future, we may authorize and issue shares of a new class or series of preferred stock that ranks senior to (“Senior Securities”) or equal with (“Parity Securities”) the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. The authorization and issuance of Senior Securities will require the consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting as a single class; however, we do not need the consent of any holder of Series B Preferred Stock to issue any Parity Securities. No dividends can be paid on the Senior B Preferred Stock or any Parity Securities, unless at the time of such dividend payment all dividends on any outstanding Senior Securities have been paid in full. In the case of any distribution of our assets upon our liquidation, dissolution or winding up, no distributions will be paid on the Series B Preferred Stock and any Parity Securities until the Senior Securities are paid in full. If less than all dividends or liquidation distributions payable with respect to the Series B Preferred Stock and any Parity Securities are paid, any partial payment shall be made pro rata with respect to Series B Preferred Stock and all other series of Parity Securities entitled to a dividend or liquidation distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Accordingly, if we issue any Senior Securities or Parity Securities in the future, your rights as a holder of the Series B Preferred Stock to dividends and to distributions upon liquidation, dissolution or winding up will be subordinated to any Senior Securities and diluted by any Parity Securities and the value or trading price, if any, of the Series B Preferred Stock may be adversely affected. In addition, any issuance of Senior Securities or Parity Securities or additional long-term debt could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series B Preferred Stock. Only the change of control repurchase right relating to the Series B Preferred Stock described herein protects the holders of the Series B Preferred Stock in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of the Series B Preferred Stock.

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We conduct the majority of our operations through our subsidiaries and will partially rely on our subsidiaries to pay cash dividends on the Series B Preferred Stock.

We conduct the majority of our operations through our subsidiaries. Accordingly, our ability to obtain sufficient funds available to declare and pay dividends on the Series B Preferred Stock in cash will largely depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries are under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. Our subsidiaries that conduct our servicing and loan origination activities are subject to minimum net worth and liquidity requirements established by state regulators, GSEs, Ginnie Mae, lenders, and other counterparties and such requirements may prevent such subsidiaries from distributing any available cash up to us to pay dividends on the Series B Preferred Stock. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to declare and pay cash dividends on the Series B Preferred Stock.

We may not have sufficient funds to pay, or may choose not to pay, dividends on the Series B Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.

Our ability to declare and pay dividends on the Series B Preferred Stock will depend on many factors, including the following:

●	our financial condition, including the amount of cash we have on hand;
●	the amount of cash, if any, generated by our and our subsidiaries’ operations and financing activities;
●	our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations;
●	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations and growth plans;
●	the ability of our subsidiaries to distribute funds to us;
●	regulatory restrictions on our ability to pay dividends, including under the Florida Business Corporation Act; and
●	contractual restrictions in our debt agreements, including the indenture governing PMC’s outstanding 9.875% Senior Notes due 2029 of which Onity is a guarantor, which restrict Onity’s ability to pay dividends.

In addition, our Board of Directors may choose not to pay accrued dividends on the Series B Preferred Stock for any reason. Accordingly, you may receive less than the full amount of accrued dividends on your Series B Preferred Stock. In addition, if we fail to declare and pay accrued dividends on the Series B Preferred Stock in full, then the value or trading price, if any, of the Series B Preferred Stock may be adversely affected.

As a holder of Series B Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock will be extremely limited. Prior to the Series B Preferred Stock being listed on the NYSE, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive, the holders of the Series B Preferred Stock shall have the right to appoint, until such dividends are made current, one individual to attend as a nonvoting observer all meetings of the Company’s Board of Directors and each committee thereof, subject to certain exceptions. From and after the date that the Series B Preferred Stock is listed on the NYSE, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive, the holders of the Series B Preferred Stock shall have the right to appoint two directors (each a “Series B Director”) to the Company’s Board of Directors. The Series B Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have such voting rights. The right of such holders of Series B Preferred Stock to elect Series B Directors shall continue until such time as there are no accumulated and unpaid dividends in arrears on the Series B Preferred Stock, at which time such right shall terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. The shares of Series B Preferred Stock have certain other limited voting rights as described under “Description of Series B Preferred Stock – Voting Rights.”

The Shares of Series B Preferred Stock are redeemable at our option.

We may, at our option, redeem some or all of the Shares of Series B Preferred Stock on and after September 15, 2028 at a redemption price equal to 100% of the liquidation preference of the Shares to be redeemed, plus all accrued and unpaid dividends to, but not including, the date of redemption. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Series B Preferred Stock had the shares not been redeemed.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Series B Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and any prospectus supplement, including statements in the documents that are incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of the federal securities laws. Statements that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, in any prospectus supplement and any of the information that is incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus, in any prospectus supplement and any document that is incorporated by reference herein and therein speak only as of the date hereof or the date of such prospectus supplement or other document, as the case may be. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

Important factors that could cause actual results to differ include, but are not limited to, the risks discussed or referenced in the section titled “Risk Factors” and the following:

●	the potential for ongoing disruption in the financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States political developments, geopolitical events and other sources of instability;

●	the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers;

●	the impact of the recent failures and re-organization of banking institutions and continued uncertainty in the banking industry;

●	whether we will release some or all of the valuation allowance offsetting our net U.S. deferred tax asset, and the timing and amount of such release;

●	our ability to timely reduce operating costs or generate offsetting revenue in proportion to the industry-wide decrease in originations activity, and the impact of cost-reduction initiatives on our business, operations, and financial performance;

●	our ability to maintain and increase market share in our target markets, including in forward and reverse servicing;

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●	failure or perceived failure to comply with existing or future laws, regulations, contracts, self-regulatory schemes, standards, and other obligations related to data privacy and security, including any failure to protect customers’ data, could result in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties and otherwise negatively affect our business;

●	our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations;

●	our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the GSEs, and Ginnie Mae, as well as those set forth in our debt and other agreements, including our ability to implement, in a timely and cost-effective manner, our planned response to Ginnie Mae’s risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of October 1, 2025;

●	the amount of common stock or senior secured notes that we may repurchase under any future stock or debt repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our stock or our financial condition;

●	the extent to which our strategic transactions and enterprise sales initiatives will generate additional subservicing volume and result in increased profitability;

●	uncertainty related to the extent to which MAV will exercise its rights to sell MSRs which are presently subserviced by PMC, and the impact to our subservicing portfolio;

●	uncertainty related to whether Rithm will renew its agreements with us that otherwise will terminate effective February 1, 2026;

●	our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so;

●	our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time;

●	the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put-backs;

●	uncertainty related to the ability of third-party obligors and financing sources to fund servicing advances on a timely basis on loans serviced by us;

●	our ability to repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them;

●	increased servicing costs and reduced or delayed servicing income due to rising borrower delinquency levels, forbearance plans, moratoria on evictions and delays in foreclosure proceedings;

●	the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates;

●	our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees;

●	an increase in severe weather or natural disaster events resulting in costly disruptions to our operations and increased servicing costs due to property damage;

●	our ability to successfully modify delinquent loans, manage foreclosures and maintain and sell foreclosed properties;

●	adverse effects on our business related to past, present or future claims, litigation, cease and desist orders and investigations relating to our business practices, including those brought by private parties and state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD);

●	scrutiny of our compliance with COVID-19-related rules and regulations, including requirements instituted by state governments, the GSEs, Ginnie Mae and regulators;

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●	the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters;

●	any adverse developments in existing legal proceedings or the initiation of new legal proceedings;

●	our ability to efficiently manage our regulatory and contractual compliance obligations and fully comply with all applicable requirements, and the costs of doing so;

●	uncertainty related to changes in legislation, regulations, government programs and policies, industry initiatives, best servicing and lending practices, and media scrutiny of our business and industry;

●	the extent to which changes in, or in the interpretation of, laws or regulations may require us to modify our business practices and expose us to increased expense and litigation risk, including with respect to the collection of expedited payment, or convenience, fees;

●	our ability to comply with our servicing agreements, including our ability to comply with our agreements with the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them;

●	our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings;

●	uncertainty related to the actions of loan owners and guarantors, including mortgage-backed securities investors, the GSEs, Ginnie Mae and trustees regarding loan put-backs, penalties and legal actions;

●	uncertainty related to the GSEs substantially curtailing or ceasing to purchase our conforming loan originations or HUD, the VA or the USDA ceasing to provide insurance;

●	our ability to recruit and retain senior managers and key employees;

●	increased compensation and benefits expense as a result of rising inflation and labor market trends;

●	uncertainty related to our reserves, valuations, provisions and anticipated realization of assets;

●	our ability to effectively manage our exposure to interest rate changes and foreign exchange fluctuations;

●	our ability to effectively transform our operations in response to changing business needs, including our ability to do so without unanticipated adverse tax consequences;

●	the timing for completion of our proposed rebranding of PMC and its impact on our business and third parties’ perceptions of us; and

●	our ability to maintain positive relationships with our large shareholders and obtain their support for management proposals requiring shareholder approval.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders.

The Company and the Selling Stockholders have agreed to an allocation of fees and expenses incident to our obligation to register the Shares as described below under “Plan of Distribution –Payment of Fees and Expenses.”

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DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”) provide that we are authorized to issue 33,333,333 shares of capital stock. Our authorized capital stock is comprised of 13,333,333 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Articles of Incorporation and Amended and Restated Bylaws, as amended (our “Bylaws”). This description does not purport to be complete. For information on how you can obtain our Articles of Incorporation and Bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 13,333,333 shares of our common stock, par value $0.01 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Our common stock is traded on the NYSE under the symbol “ONIT”. The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Florida law, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Florida Business Corporation Act. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

As of the date hereof, the Series B Preferred Stock is the only series or class of preferred stock outstanding. Pursuant to the terms of certain warrants issued to Oaktree Capital Management L.P. and/or its affiliates in 2021, upon the occurrence of certain events we may be obliged to designate and register a new series of preferred stock that would rank pari passu with the Series B Preferred Stock. See “Risk Factors” for more information.

Anti-Takeover Provisions of Florida Law and Charter Provisions

Interested Stockholder Transactions

We are organized under the laws of the State of Florida. Section 607.0901 of the Florida Business Corporation Act (“FBCA”) prohibits a Florida corporation from engaging in any “affiliated transaction” with any “interested shareholder” (generally a 15% or more shareholder) for a period of three years after the date that such shareholder became an interested shareholder, with specified exceptions. Under our Articles of Incorporation, we have expressly elected not to be governed by Section 607.0901 of the FBCA.

Control Share Acquisitions

Section 607.0902 of the FBCA provides that, with specified exceptions, a person acquiring a controlling interest in a Florida corporation shall not have voting rights with respect to such shares unless authorized by the corporation’s shareholders. Our Articles of Incorporation state that Section 607.0902 of the FBCA shall not apply to acquisitions of our shares.

Articles of Incorporation and Bylaws

Provisions in our Articles of Incorporation and Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Articles of Incorporation allow us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Articles of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to approve the issuance of up to 20,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

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DESCRIPTION OF SERIES B PREFERRED STOCK

The following summary of the material terms and provisions of the Series B Preferred Stock does not purport to be complete and is subject to our Articles of Incorporation, as amended (“Articles of Incorporation”), including the Articles of Amendment designating the preferences and rights of the Series B Preferred Stock (the “Articles of Designation”), and our Bylaws, each of which is available from us and is filed with the SEC.

General

On October 25, 2024, our Board of Directors designated 2,400,000 shares of the Company’s authorized but unissued preferred stock as the Series B Preferred Stock. On November 1, 2024, the Company filed Articles of Designation setting forth the terms of the Series B Preferred Stock with the Secretary of State of the State of Florida and the Company issued 2,111,787 shares of Series B Preferred Stock to the Selling Stockholders. The shares of Series B Preferred Stock were validly issued, fully paid and nonassessable. Our Board of Directors may authorize the issuance and sale of additional shares of Series B Preferred Stock from time to time. As of the date hereof, the Company has no plans to issue additional shares of Series B Preferred Stock. At all times the Company will have sufficient shares authorized and will take all actions necessary to authorize additional shares if required, in each case, to meet its obligations hereunder.

Certificated Shares; Book-Entry

The shares of Series B Preferred Stock may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached hereto as Exhibit 4.3, with such changes thereto as any authorized officer of the Company, such approval shall be evidenced by his or her signature thereto (the “Series B Preferred Stock Certificate”). Each Series B Preferred Stock Certificate shall reflect the number of shares of Series B Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Company). Each Series B Preferred Stock Certificate shall be registered in the name or names of the person or persons specified by the Company in a written instrument to the registrar and transfer agent for the Series B Preferred Stock (the “Registrar”). Alternatively, the shares of Series B Preferred Stock may be issued without certificates in book-entry form whereby the owner of record of any and all shares of Series B Preferred Stock shall be set forth in the security register for the Series B Preferred Stock maintained by the Registrar.

The shares of Series B Preferred Stock may be issued in the form of one or more fully registered global certificates (“Global Preferred Shares”) issued to The Depository Trust Company (“DTC”) (and its successors and assigns or with such other depositary of the Company’s choosing that is a “clearing Company” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act (the “Securities Depository”)) and registered in the name of the Securities Depository or its nominee (which initially shall be Cede & Co, as nominee of DTC), duly executed by the Company and authenticated by the Registrar, and deposited with the Registrar, as custodian for DTC (or such other custodian as the Securities Depository may direct). Upon any shares of Series B Preferred Stock being represented by Global Preferred Shares registered in the name of the Securities Depository or its nominee, no beneficial holder of shares of Series B Preferred Stock will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice to the Company of its intention to resign or is no longer eligible to act as Securities Depository and the Company has not selected a substitute Securities Depository within 60 days thereafter. The number of shares of Series B Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Securities Depository as hereinafter provided. Members of, or participants in, the Securities Depository (“Agent Members”) shall have no rights under these terms of the Series B Preferred Stock with respect to any Global Preferred Shares held on their behalf by the Securities Depository or by the Registrar as the custodian of the Securities Depository or under such Global Preferred Shares, and the Securities Depository may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Securities Depository or impair, as between the Securities Depository and its Agent Members, the operation of customary practices of the Securities Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

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Liquidation Preference

The holders of Series B Preferred Stock shall be entitled, in the event of any liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share of Series B Preferred Stock (the “Liquidation Preference”) in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of the common stock or any other Junior Securities (as defined below). A consolidation or merger of the Company with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of the Company’s affairs for this purpose. Written notice of the effective date of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not fewer than 10 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Company. In the event that the Company’s assets available for distribution to holders of the Series B Preferred Stock and any other Parity Securities (as defined below) are insufficient to permit payment of all required amounts, the Company’s assets then remaining shall be distributed among the Series B Preferred Stock and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series B Preferred Stock and other Parity Securities, the Company’s remaining assets and funds shall be distributed among the holders of the common stock and any other Junior Securities then outstanding according to their respective rights.

Ranking

The Series B Preferred Stock shall, with respect to payment of dividends, redemption and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date hereof by the Board, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividends, redemptions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as “Junior Securities”); (ii) on a parity with any additional shares of Series B Preferred Stock issued by the Company in the future (subject to compliance with the voting rights of the Series B Preferred Stock described below) and any other class of capital stock or series of preferred stock issued by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividends, redemptions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company (subject to compliance with the voting rights of the Series B Preferred Stock described below), the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividends, redemptions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Senior Securities”). For the avoidance of doubt, a security shall not be deemed a Parity Security unless the dividend is payable in kind when the dividend of the Series B Preferred Stock is paid in kind, and a security shall not be deemed not to be a Parity Security solely because the dividend on such security has a coupon equal to or greater than the Series B Preferred Stock.

Dividends

Dividends. Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board or an authorized committee thereof, out of funds legally available for the payment of dividends, cash dividends accruing at the Dividend Rate (as defined below) on the Liquidation Preference of the Series B Preferred Stock, payable quarterly in arrears on the 15th day of each March, June, September and December, commencing on December 15, 2024 (each such date, a “Dividend Payment Date”). The “Dividend Rate” shall mean (i) for the period from and including the original date of issuance of the Series B Preferred Stock (the “Issue Date”) to, but excluding, September 15, 2029, an annual rate of 7.875% and (ii) commencing on September 15, 2029 and on each annual anniversary thereof, the Dividend Rate shall automatically increase by 2.50% per annum; provided, however, the Dividend Rate shall not exceed 15.0% per annum (the “Dividend Cap”). The period from and including the Issue Date or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends will accrue in each such Dividend Period from and including the preceding Dividend Payment Date or the Issue Date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such Dividend Period. Any accrued dividends not declared and paid on any Dividend Payment Date will accrue dividends at the Dividend Rate. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day. “Business Day” means any day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close. The amount of dividends payable in respect of each Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock, if declared, will be payable on each Dividend Payment Date to holders of record as they appear in the Company’s stock records for the Series B Preferred Stock at the close of business, New York City time, on the applicable record date, which is the first day of the month in which the applicable Dividend Payment Date occurs (March 1, June 1, September 1 or December 1, as applicable), except that in the case of payments of dividends in arrears, the record date with respect to a Dividend Payment Date will be such date as may be designated by the Board, provided that such record date may not be retroactive. Except as otherwise provided herein, if at any time the Company pays dividends in part and not in full, then such payment shall be distributed ratably among the holders of Series B Preferred Stock based upon the number of shares of Series B Preferred Stock held by each such holder on such Dividend Payment Date, as applicable. So long as shares of Series B Preferred Stock are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of shares of Series B Preferred Stock in accordance with the instructions of such beneficial owners.

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Limiting Documents. No dividends on the Series B Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Company at any time when the payment thereof would be unlawful under the applicable provisions of the laws of the State of Florida, or when the terms and provisions of any agreement of the Company, including any agreement relating to the Company’s indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series B Preferred Stock shall accrue during any period of time in which the restrictions referred to in this paragraph prohibit the payment of dividends, regardless of whether (i) the Company has earnings, (ii) there are funds legally available for the payment of such dividends or (iii) such dividends are authorized or declared.

Dividends on Junior Securities or Parity Securities. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series B Preferred Stock and any Parity Securities through the most recent respective dividend payment dates. In addition, in the event that any dividends on the Series B Preferred Stock and any Parity Securities are in arrears, the Company may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and any Parity Securities. The shares of common stock of the Company and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series B Preferred Stock and any Parity Securities in arrears.

Payment of Accrued and Unpaid Dividends. Accumulated dividends in arrears for any past Dividend Period may be declared by the Board and paid on any date fixed by the Board, whether or not a Dividend Payment Date, to holders of the Series B Preferred Stock on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series B Preferred Stock and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective Dividend Payment Dates, commencing with the earliest. If less than all dividends payable with respect to all Series B Preferred Stock and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Stock and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series B Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described above, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preferred Stock.

Redemption

Optional Redemption. On and after September 15, 2028, the Company may, at its option, upon not less than fifteen (15) days’ nor more than sixty (60) days’ written notice, redeem the shares of Series B Preferred Stock, in whole or in part, for cash at a redemption price equal to the Liquidation Preference of the shares of Series B Preferred Stock to be redeemed, plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. The Company may undertake multiple redemptions.

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Redemption Procedures. Notice of redemption will be mailed at least fifteen (15) days but not more than sixty (60) days before the scheduled redemption date to each holder of record of Series B Preferred Stock at the address shown on the share transfer books of the Company maintained by the Registrar. Each notice shall state: (A) the redemption date; (B) the number of shares of Series B Preferred Stock to be redeemed and, if less than all outstanding shares of Series B Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such holder; (C) the redemption price of the Liquidation Preference of the shares of Series B Preferred Stock to be redeemed, plus all accrued and unpaid dividends thereon to, but excluding, the date of redemption; (D) the place where the Series B Preferred Stock Certificates, if any, representing the shares of Series B Preferred Stock to be redeemed are to be presented and surrendered for payment of the redemption price therefor; and (E) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue from and after such redemption date. If fewer than all of the outstanding Series B Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Company, and such shares will be redeemed by pro rata or by lot as determined by the Registrar, of if the shares are held of record by the nominee of the Securities Depository, such method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as any shares of Series B Preferred Stock are held of record by the nominee of the Securities Depository, the Company will give notice, or cause notice to be given, to the Securities Depository of the number of shares of Series B Preferred Stock so held to be redeemed, and the Securities Depository will determine the number of shares of Series B Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds shares of Series B Preferred Stock for its own account). A participant may determine to redeem shares of Series B Preferred Stock from some beneficial owners (including the participant itself) without redeeming shares of Series B Preferred Stock from the accounts of other beneficial owners.

So long as shares of Series B Preferred Stock are held of record by the nominee of the Securities Depository, the redemption price will be paid by the paying agent for the Series B Preferred Stock (the “Paying Agent”) to the Securities Depository on the redemption date. The normal procedures of DTC, as the initial Securities Depository, provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If the Company gives or causes to be given a notice of redemption, then the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Series B Preferred Stock as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, then from and after the date fixed for redemption, all dividends on such shares will cease to accumulate and all rights of holders of such shares as the Company’s shareholders will cease, except the right to receive the redemption price, including an amount equal to accrued and unpaid dividends through the date fixed for redemption, whether or not declared. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including, but not limited to, redemption of Series B Preferred Stock, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the holders of the Series B Preferred Stock entitled to such redemption or other payment shall have recourse only to the Company.

If only a portion of the Series B Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee), the Paying Agent shall issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there shall be no redemption of any Series B Preferred Stock called for redemption until funds sufficient to pay the full redemption price of such shares, including all accrued and unpaid dividends to the date of redemption, whether or not declared, have been deposited by the Company with the Paying Agent.

Mandatory Offer to Purchase Upon a Change of Control

Change of Control Repurchase Right. Upon the occurrence of a Change of Control, each holder of a share of Series B Preferred Stock shall have the right to require that the Company or the acquiring or surviving entity, as applicable, purchase all or a portion of such holder’s shares of Series B Preferred Stock pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 100.0% of the Liquidation Preference plus all accrued and unpaid dividends thereon to, but excluding, the date of purchase (subject to the rights of holders of shares of Series B Preferred Stock on the relevant regular record date to receive dividends that have been declared by the Board on the applicable Dividend Payment Date is on or prior to the applicable date of repurchase).

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“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer (whether by merger or otherwise) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person or Persons; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50.0% or more of the total voting power of the Voting Stock of the Company. For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (ii) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

Change of Control Procedures. Within 30 days following the date upon which a Change of Control occurs, the Company or the acquiring or surviving entity, as applicable, shall send a notice to each holder of shares of Series B Preferred Stock, with a copy to the Registrar, which notice shall govern the terms of the Change of Control Offer. Such notice shall state the following information:

(1) that a Change of Control Offer is being made pursuant to the provisions set forth herein and that all shares of Series B Preferred Stock properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price (the “Change of Control Payment”);

(3) the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(4) that any shares of Series B Preferred Stock not tendered or accepted for payment will remain outstanding and continue to accrue dividends;

(5) that unless the Company or the acquiring or surviving entity, as applicable, defaults in the payment of the Change of Control Payment, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividend after the Change of Control Payment Date;

(6) that Holders electing to have their shares of Series B Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender such shares to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their tendered shares of Series B Preferred Stock and their election to require the Company or the acquiring or surviving entity, as applicable, to purchase such shares of Series B Preferred Stock; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter, setting forth the name of the holder of the shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock tendered for purchase, and a statement that such holder is withdrawing its tendered shares of Series B Preferred Stock and its election to have such shares purchased; and

(8) any other reasonable and necessary instructions, as determined by the Company or the acquiring or surviving entity, as applicable, in good faith, consistent with the Change of Control Procedures and Change of Control Repurchase Right set forth herein, that a holder of shares of Series B Preferred Stock must follow.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all shares of Series B Preferred Stock properly tendered and not withdrawn under the Change of Control Offer, or (ii) an unconditional and irrevocable notice of redemption as to all outstanding shares of Series B Preferred Stock has been given pursuant to the procedures set forth herein, unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.

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The Company or the acquiring or surviving entity, as applicable, shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Series B Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions set forth herein, the Company or the acquiring or surviving entity, as applicable, shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations set forth above by virtue thereof.

Except as described above, the Series B Preferred Stock is not subject to any mandatory repurchase provisions. The Series B Preferred Stock has no stated maturity date and is not subject to any sinking fund provisions.

Voting Rights

The shares of Series B Preferred Stock shall have no voting rights, except as provided below and as otherwise provided by the applicable provisions of the laws of the State of Florida.

Prior to the Series B Preferred Stock being listed on the New York Stock Exchange, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive or otherwise, the holders of the Series B Preferred Stock shall have the right to appoint, until such dividends are made current, one individual (the “Board Observer”) to attend as a nonvoting observer all meetings of the Company’s Board and each committee thereof, except for any portion of a meeting of the Board that intends to consider, or any committee formed intends to consider, a transaction between the Company and the holders of the Series B Preferred Stock, any of their Affiliates or any holder that is Affiliated with the Board Observer or an Affiliate of any holder that is Affiliated with the Board Observer, and provided that the Board Observer is subject to a customary non-disclosure agreement. The Company shall provide the Board Observer with (i) notice of all meetings of the Board (and committees thereof) and (ii) all information delivered to the members of such Board (or committees thereof) prior to such meetings, and all other materials, including proposed written consent actions, otherwise provided to the Board, at the same time such notice and information is delivered to the members of the Board. Notwithstanding the above, the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof of the Board or committees thereof if access to such information or attendance at such meeting would, based on the advice of counsel (including the Company’s in-house counsel) result in the loss of attorney-client privilege between the Company and its counsel, cause the Board to breach its duties to the Company and its stockholders, or result in a direct conflict between interests of the Company, on the one hand, and those of the Board Observer or its Affiliates, on the other hand.

“Affiliate” means, with respect to any specified individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind (“Person”), any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For purposes hereof, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

The Company will use reasonable efforts to ensure that any withholding of information or any restriction on attendance is limited only to the extent necessary set forth in the preceding sentence. Notwithstanding anything in the foregoing to the contrary, the Company shall be entitled to take actions and establish procedures to the extent reasonably required to restrict the access of the Board Observer to any restricted national security data of the Company or of any other Person whose national security data is in the possession or control of the Company. The Board Observer shall not have any authority to bind the Company.

From and after the date that the Series B Preferred Stock is listed on the New York Stock Exchange, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive or otherwise, the holders of the Series B Preferred Stock shall have the right to appoint, but not be required to appoint, two (2) directors (each a “Series B Director” and together, the “Series B Directors”) to the Company’s Board. A Series B Director may serve as a member of any committee of the Board, if duly appointed thereto by the Board, provided, that notwithstanding anything to the contrary herein, membership on any such committee will be dependent upon such director meeting the qualifications, and if applicable, independence criteria deemed necessary to comply with any Listing Requirements of the New York Stock Exchange. A Series B Director may attend all meetings of the Company’s Board and each committee of which a Series B Director is a member. The Series B Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth in this paragraph in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described below, whichever occurs earlier. The right of such holders of Series B Preferred Stock to elect Series B Directors shall continue until such time as there are no accumulated and unpaid dividends in arrears on the Series B Preferred Stock, at which time such right shall terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series B Preferred Stock to vote as a class for such directors, the term of office of the Series B Directors then in office shall terminate immediately. Each Series B Director shall each be entitled to one vote on any matter before the Board.

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Any Series B Director may be removed at any time, by the affirmative vote of, and shall not be removed otherwise than by the affirmative vote of, a majority of the votes entitled to be cast by the holders of record of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth herein. So long as the right of holders of Series B Preferred Stock to elect Series B Directors shall continue, any vacancy in the office of a Series B Director may be filled by written consent of the Series B Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth herein.

So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, either directly or indirectly, by amendment, merger, reorganization, reclassification, recapitalization, conversion, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the applicable affirmative vote or consent set forth below, given in person or by proxy, either in writing by consent or by resolution adopted at an annual or special meeting and any act or transaction entered into without such vote or consent shall be void ab initio and of no force and effect:

(i) except as otherwise provided in clauses (i) and (iii) of this paragraph, below, unless the Company has received the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock and any Parity Stock then outstanding, voting together as a single class, the Company may not amend or otherwise alter these Articles of Designation, the Articles of Incorporation or the Bylaws of the Company in any manner that would adversely affect the rights, privileges or preferences of the holders of Series B Preferred Stock and the Parity Securities; provided that if any such amendment or alternation shall materially affect the rights, privileges or preferences of the Series B Preferred Stock only or materially affect the rights, privileges or preferences of the Series B Preferred Stock disproportionately in comparison to those of any Parity Securities, then such amendment or alternation shall also require the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding voting as a class; for the avoidance of doubt, an amendment to the Articles of Incorporation to authorize or create a new series of Parity Securities shall not be deemed to adversely affect the rights, privileges or preferences of the holders of Series B Preferred Stock or any other series of Parity Securities;

(ii) unless the Company has received the affirmative vote or consent of holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting as a class, the Company may not increase the number of authorized shares of Series B Preferred Stock set forth in herein; or

(iii) unless (i) the Company has received the affirmative vote or consent of holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding, voting as a class, or (ii) the Company has issued an irrevocable notice of redemption to redeem all outstanding shares of Series B Preferred Stock, the Company may not authorize or create (by way of reclassification or otherwise) any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities.

On any matter described above in which the holders of the Series B Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share and in the case where the holders of Series B Preferred Stock are entitled to vote with the holders of any Parity Securities as a single class, the holders of Series B Preferred Stock and any Parity Securities shall be entitled to one vote per $25.00 of liquidation preference at any meeting at which the applicable quorum with respect to such voting group has been met or as part of a written consent of shareholders with respect to which such voting group is entitled to participate pursuant to the applicable provisions of the laws of the State of Florida.

Information Rights

During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Company shall either post on its website or provide to any holder of shares of Series B Preferred Stock or any prospective purchaser of shares of Series B Preferred Stock, in each case, upon written request to the Company, (i) within 90 days after the end of the Company’s fiscal year, a copy of the Company’s audited annual consolidated financial statements for the most recently ended fiscal year, together with a description of the Company’s business and a “Management Discussion and Analysis of Results of Operations and Financial Condition” consistent with the disclosure for such sections in the Company’s annual report on Form 10-K when it was subject to Section 13 or 15(d) of the Exchange Act and (ii) within 60 days after the end of each of the first three fiscal quarters of the Company, a copy of the Company’s unaudited quarterly consolidated financial statements for the most recently ended fiscal quarter, together with a brief description of the Company’s business and a “Management Discussion and Analysis of Results of Operations and Financial Condition” consistent with the disclosure for such sections in the Company’s quarterly reports on Form 10-Q when it was subject to Section 13 or 15(d) of the Exchange Act.

Registrar, Transfer Agent and Paying Agent.

Each of the Registrar and the Paying Agent for the Series B Preferred Stock shall be selected by the Company in its sole discretion. Initially, the Registrar and Paying Agent for the Series B Preferred Stock shall be Computershare Inc. and its affiliate, Computershare Trust Company N.A. The Company may appoint a successor to any one or more of such roles (and may remove any such successor in accordance with any agreement with such successor and appoint a new successor). Upon any such removal or appointment, the Company shall notify the holders of the Series B Preferred Stock thereof.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and their transferees or assignees selling shares received after the date of this prospectus from a Selling Stockholder in accordance with the terms of the Registration Rights Agreement (defined below).

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 2,111,787 shares of our Series B Preferred Stock.

The Shares to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these Shares publicly. The registration of these shares does not require that any of the Shares be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of their Shares indicated below in underwritten offerings or directly in privately negotiated transactions or on the NYSE or any other market on which our Series B Preferred Stock may subsequently be listed or quoted.

No estimate can be given as to the amount or percentage of Shares of Series B Preferred Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under the registration statement of which this prospectus forms a part.

Relationship with Selling Stockholders

On November 1, 2024, Onity and PMC consummated a transaction with Mortgage Assets Management, LLC (“MAM”), a mortgage servicer, and certain investment funds managed by Waterfall Asset Management, LLC that own MAM (collectively “Waterfall”) to acquire substantially all of the assets of MAM with an estimated book value of $55.1 million, subject to certain post-closing adjustments (“MAM Asset Acquisition”). The acquired assets included HECM reverse mortgage loans and mortgage servicing rights that were subserviced by PMC with a projected UPB of approximately $3.0 billion, $20 million in cash, and reverse mortgage buyouts, advances, tails and other related assets.

In consideration of the MAM Asset Acquisition, Onity issued to Waterfall 2,111,787 Shares of Series B Preferred Stock with an aggregate liquidation preference amount of $52.8 million. The Shares were issued and sold in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. In connection with the closing of the transaction, the Company and Waterfall entered into a Registration Rights Agreement, dated as of November 1, 2024 and included as an exhibit to the registration statement of which this prospectus is a part (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a resale registration statement with the Securities and Exchange Commission, within 180 days from the date of the Registration Rights Agreement, covering the issued shares of Series B Preferred Stock.

Concurrently, Onity entered into a Loan and Security Agreement with an entity managed by Waterfall pursuant to which PMC may borrow against certain eligible reverse mortgage assets, as defined, on a revolving basis for two years up to a maximum committed amount (“WAM Financing Agreement”). The maximum committed amount decreases from an initial $45 million to $15 million after Onity completes a securitization including HECM tails acquired in the MAM Asset Acquisition. The obligations of PHH under WAM Financing Agreement are guaranteed by Onity.

As of the date of filing, Onity and Waterfall are discussing a post-closing adjustment relating to approximately $14 million UPB of assets relating to the MAM Asset Acquisition.

At March 31, 2025 PMC serviced a portfolio of reverse mortgage assets with a total UPB of approximately $5.2 billion on behalf of Waterfall.

Selling Stockholder Beneficial Ownership

The table below is based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the Shares of Series B Preferred Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

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The following table sets forth information with respect to the beneficial ownership of Series B Preferred Stock held, as of June 30, 2025, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering (assuming that the Selling Stockholders sell all of the Shares listed in this prospectus). The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of Shares of Series B Preferred Stock outstanding as of June 30, 2025. As of such date, 2,111,787 Shares of Series B Preferred Stock were outstanding.

Name	Shares of Series B Preferred Stock Beneficially Owned Prior to the Offering (1)			Maximum Number of Shares of Series B Preferred Stock to Be Offered Pursuant to Prospectus (1)	Shares of Series B Preferred Stock Beneficially Owned After the Offering (1)(2)
	(#)		(%)	(#)	(#)	(%)
SHAP Financing LP(3)	970,788	(4)	46%	970,788	0	0%
MAM Financing LP(3)	1,140,998	(4)	54%	1,140,998	0	0%
Total	2,111,787	(4)	100%	2,111,787	0	0%

(1)	Beneficial ownership is based on 2,111,787 shares of Series B Preferred Stock outstanding as of June 30, 2025 and is determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Assumes that the Selling Stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional Shares. The registration of the Shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the Shares covered by this prospectus.

(3)	SHAP Financing LP and MAM Financing LP are wholly-owned by SHAP Funding 1, LP. Waterfall Asset Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment manager to SHAP Funding 1, LP Accordingly, SHAP Funding 1, LP and Waterfall Asset Management, LLC would be deemed to have shared voting and dispositive power (and thus beneficial ownership) with respect to all of the Shares. The address for each Selling Stockholder, SHAP Funding 1, LP and Waterfall Asset Management, LLC is Attn: WAM Ops, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

(4)	Reflects rounding of fractional share.

Indemnification

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders, their affiliates and permitted transferees against certain losses, claims, damages, liabilities, settlement costs and expenses, including certain liabilities under the Securities Act and the Exchange Act.

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PLAN OF DISTRIBUTION

We are registering the Shares of Series B Preferred Stock previously issued to the Selling Stockholders to permit the resale of these Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. The Company and the Selling Stockholders have agreed to an allocation of fees and expenses incident to our obligation to register the Shares as described below under “Payment of Fees and Expenses.”

The Selling Stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	in an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	in short sales;
●	through the distribution of the Shares by any Selling Stockholder to its partners, members or stockholders;
●	through one or more underwritten offerings on a firm commitment or best-efforts basis;
●	in sales pursuant to Rule 144;
●	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;
●	in a combination of any such methods of sale; and
●	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

If any of the Selling Stockholders offers and sells its Shares pursuant to the registration statement of which this prospectus forms a part at any time prior to the time the Series B Preferred Stock is listed on a securities exchange or in an underwritten offering at any time whether or not the Series B Preferred Stock is listed on a securities exchange, the specific terms of such offering will be set forth in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Shares. If any of the Selling Stockholders offers and sells its Shares at any time after the Series B Preferred Stock is listed on a securities exchange, the Selling Shareholders expect that the offer and sale prices for such Shares will be based upon prevailing market prices for the Shares and, in such instances other than in connection with an underwritten offering, a supplement to this prospectus may not be used in connection with such offers and sales unless required by law.

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The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Payment of Fees and Expenses. Pursuant to the Registration Rights Agreement, all Registration Expenses other than Shared Registration Expenses (each as defined below), shall be paid solely by the Company. All Shared Registration Expenses, regardless of whether any sale is made in an underwritten offering or alternative transaction, shall be borne one-half by the Company and one-half by the Selling Stockholders (pro rata based upon each Selling Holder’s respective portion of Shares offered). Each Selling Stockholder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Shares hereunder. Each Selling Stockholder’s pro rata allocation of Shared Registration Expenses or Selling Expenses (as defined below) shall be the percentage derived by dividing (i) the number of Shares sold by such Selling Stockholder in connection with such sale by (ii) the aggregate number of Shares sold by all Selling Stockholders in connection with such sale. In addition, the Company is not be responsible for the legal fees incurred by the Selling Stockholders in connection with the exercise of such Selling Stockholders’ right under the Registration Rights Agreement.

“Registration Expenses” means all expenses incident to the Company’s registration of the Shares and the disposition of such Shares, including, without limitation, all registration, filing, NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, the fees and disbursements of counsel for the Company and independent public accountants for the Company, provided, however, that such Registration Expenses shall exclude (i) Selling Expenses and (ii) the Registration Expenses of an underwritten offering (or alternative transaction). “Shared Registration Expenses” means the Registration Expenses of an underwritten offering or alternative transaction, plus the expenses of any special audits or “comfort” letters required by or incident to such offering or transaction, and the fees and disbursements of counsel for the Selling Holders. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities and fees and disbursements of counsel to the Selling Stockholders.

We estimate that Registration Expenses will be approximately $82,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws and certain legal fees.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, the validity of the Series B Preferred Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Leah E. Hutton, Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company.

EXPERTS

The consolidated financial statements of Onity Group Inc. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus, and the effectiveness of Onity Group Inc.’s internal controls over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. All filings we make with the SEC are available on the SEC’s web site at http://www.sec.gov. Our website address is https://www.OnityGroup.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

Incorporation by Reference

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on April 30, 2025; and
●	our Current Reports on Form 8-K filed with the SEC on March 20, 2025 and May 21, 2025.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our website https://www.OnityGroup.com by clicking on “Shareholders,” then clicking on “Financials & Filings,” and then clicking on “SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send requests to: 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, Attn.: Chief Financial Officer, Telephone: (561) 485-0028.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Onity Group Inc., or the Registrant, in connection with the sale of the Series B Preferred Stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

Amount to be paid
SEC Registration Fee	$8,083
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	12,500
Transfer Agent Fees	8,000
Printing and Miscellaneous Expenses	3,000
Total	$81,583

Item 15. Indemnification of Directors And Officers.

The Registrant is organized under the laws of the State of Florida and is subject to the Florida Business Corporation Act, or the FBCA. Subject to the procedures and limitations stated therein, Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his or her duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0851(1) of the FBCA empowers a Florida corporation, such as the Registrant, to indemnify any person who was or is a party to any proceeding by reason of the fact that he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0851(4) of the FBCA also empowers a Florida corporation, such as the Registrant, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 607.0851 of the FBCA, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0851 of the FBCA are not exclusive, and a corporation may make any other or further indemnification of or advancement of expenses to any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Registrant’s Articles of Incorporation provide that the Registrant shall, to the fullest extent permitted by the FBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. Further, the indemnification provided for in the Registrant’s Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Registrant has also entered into an indemnification agreement with each of its directors and certain of its executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Florida law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against its directors and officers for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.

Item 16. Exhibits.

The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 filed on November 7, 2024 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Company (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019 and incorporated herein by reference).
4.1	Form of Certificate of Common Stock (previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019 and incorporated herein by reference).
4.3	Form of Series B Preferred Stock (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2024 and incorporated herein by reference).
5.1	Opinion of counsel regarding the legality of the securities being registered (previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-287172), filed on May 12, 2025 and incorporated herein by reference).
23.1	Consent of counsel (included in Exhibit 5.1) (previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-287172), filed on May 12, 2025 and incorporated herein by reference).
23.2*	Consent of Deloitte & Touche LLP.
24	Powers of Attorney of directors and certain officers of the registrant (previously filed with the SEC in the Company’s Registration Statement on Form S-3 (No. 333-287172), filed on May 12, 2025 and incorporated herein by reference).
99.1	Registration Rights Agreement, dated as of November 1, 2024, among the Company and affiliates of Waterfall Asset Management, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 5, 2024).
101*	Interactive Data File.
107	Filing Fee Table (previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-287172), filed on May 12, 2025 and incorporated herein by reference).

* Filed herewith.

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Item 17. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on July 11, 2025.

ONITY GROUP INC.

By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated below on July 11, 2025.

Name	Title

*	Chair of the Board of Directors, President and Chief Executive Officer
Glen A. Messina	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
Sean B. O’Neil	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Francois Grunenwald	(Principal Accounting Officer)

*	Director
Alan J. Bowers

*	Director
Jenne K. Britell

*	Director
Jacques J. Busquet

*	Director
Claudia J. Merkle

*	Director
DeForest B. Soaries, Jr.

*	Director
Kevin Stein

* Sean B. O’Neil, by signing his name hereto, does hereby sign this document on behalf of each of the persons named above pursuant to the powers of attorney filed with the Securities and Exchange Commission.

/s/ Sean B. O’Neil
Sean B. O’Neil
Attorney-in-Fact

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